                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): OCTOBER 25, 1999
                                                  ----------------

                                DIATIDE, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)

        0-28434                                          04-3078258
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

Nine Delta Drive
Londonderry, New Hampshire                                  03053
----------------------------------------                  ----------
(Address of Principal Executive Offices)                  (Zip Code)

                                (603) 437-8970
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On October 25, 1999, BXA Acquisition Company, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Schering Berlin Inc., a Delaware corporation ("Schering"), accepted for payment all of the 11,175,564 shares of the Registrant's common stock, $.001 par value per share (the "Shares"), which were validly tendered and not properly withdrawn pursuant to a tender offer commenced on September 24, 1999 by the Purchaser. This number of shares equaled approximately 93% of the Registrant's outstanding common stock at October 25, 1999. The Purchaser paid $9.50 in cash for each Share tendered in the tender offer, which expired at 12:00 midnight, New York City time, on Friday, October 22, 1999.

         The tender offer was made pursuant to an Agreement and Plan of Merger, dated as of September 17, 1999 (the "Merger Agreement"), by and among the Registrant, the Purchaser and Schering. The Merger Agreement provides that, following the consummation of the tender offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware General Corporation Law (the "Delaware Law"), the Purchaser will be merged with and into the Registration (the "Merger"), the Registrant will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of Schering. The Purchaser has indicated that it will acquire all remaining untendered shares of the Registrant's common stock by means of a "short-form" merger and that it expects to effect the Merger on or about November 1, 1999.

         Upon the effective time of the Merger, each outstanding share (other than shares held by the Registrant, Schering or the Purchaser or any other subsidiary of Schering, and shares held by stockholders, if any, who are entitled to and perfect their appraisal rights under Section 262 of the Delaware Law) will be cancelled and converted into the right to receive $9.50 per share in cash, without interest thereon. Pursuant to the Delaware Law, the Purchaser can effect the Merger without obtaining any further approval from the directors or stockholders of the Registrant.

         In addition, on October 26, 1999, in connection with the tender offer and the Merger, the Purchaser also acquired the 1,210,256 shares of outstanding Series A convertible preferred stock of the Registrant for $9.75 per share and the 825,309 shares of outstanding Series B convertible preferred stock of the Registrant for $9.50 per share.

SOURCE OF FUNDS

         The Purchaser has advised the Registrant that the total amount of funds required by the Purchaser to purchase the 11,175,964 Shares pursuant to the offer and to pay related fees and expenses was approximately $128 million. The Purchaser has advised the Registrant that it obtained such funds from Schering and that Schering obtained such funds from its available corporate funds.

OFFICERS AND DIRECTORS OF THE REGISTRANT

         The Merger Agreement provides that, promptly upon the acceptance for payment of and payment by the Purchaser for any Shares pursuant to the Offer, the Purchaser shall designate such number of the Registrant's directors, rounded to the nearest whole number, as will give the Purchaser representation on the Registrant's Board of Directors equal to at least that number of directors which is the product of (a) the total number of the Company's directors (after giving effect to the directors elected or appointed in accordance with this procedure) multiplied by (b) the percentage that (i) such number of Shares so accepted for payment and paid for by the Purchaser plus the number of shares of the Registrant's capital securities otherwise owned by Schering or the Purchaser or any other subsidiary of Schering bears to (ii) the number of shares of the Registrant's capital securities then outstanding, and the Registrant shall, at such time, use its best efforts to take such actions as are necessary to cause the Purchaser's designees to be so elected or appointed, including increasing the size of the Registrant's Board of Directors or using its best efforts to secure the resignations of incumbent directors or both.

         Pursuant to this provision of the Merger Agreement, on October 28, 1999, at a meeting of the Registrant's Board of Directors: (i) the Registrant accepted the resignation of the following directors: Hirsch Handmaker, Robert
S. Lees and Joseph F. Lovett; and (ii) the following four designees of the Purchaser were elected to the Company's Board of Directors: Robert A Chabora, Joseph A. Gould, Jr., John Nicholson and Alan D. Sokaler.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 1999                               DIATIDE, INC.

                                                     By: /S/ RICHARD T. DEAN
                                                         ---------------------
                                                         Richard T. Dean
                                                         President and Chief
                                                         Executive Officer